UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 6, 2016, Parsley Energy, LLC (“Parsley LLC”) and Parsley Finance Corp. (together with Parsley LLC, the “Issuers”), each a subsidiary of Parsley Energy, Inc. (the “Company”), issued a conditional notice of redemption to redeem any and all of their 7.500% senior unsecured notes due 2022 (the “2022 Notes”) that remained outstanding following the consummation of a cash tender offer (the “Tender Offer”). In connection therewith, the $61.8 million aggregate principal amount of 2022 Notes that remained outstanding following consummation of the Tender Offer were redeemed in full on January 5, 2017.

On January 6, 2017, the indenture, as supplemented, dated as of February 5, 2014, by and among the Issuers, certain subsidiaries of Parsley LLC, as guarantors, and U.S. Bank National Association, as trustee, governing the 2022 Notes was satisfied and discharged. The 2022 Notes, which bore interest at 7.500% per year, were scheduled to mature on February 15, 2022.

U.S. Bank National Association and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking, investment banking and other services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, U.S. Bank National Association and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s and its affiliates’ securities and/or instruments.

Item 2.02	Results of Operations and Financial Condition

On January 10, 2016, the Company announced, among other things, its 2017 capital program and operational guidance. A copy of the Company’s news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01	Regulation FD Disclosure.

Offering of Class A Common Stock

On January 10, 2017, the Company issued a news release announcing the commencement of an underwritten public offering of 20,000,000 shares of its Class A common stock (the “Equity Offering”). The Company expects to grant the underwriters a 30-day option to purchase up to an additional 3,000,000 shares of Class A common stock. A copy of the news release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

(i) On January 10, 2017, the Company issued a news release announcing, among other things, that it has entered into agreements to acquire, in unrelated transactions, certain oil and gas interests in the Midland and Southern Delaware Basins for an aggregate purchase price of $650 million in cash, subject to customary purchase price adjustments (the “Acquisitions”). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(ii) In connection with the Equity Offering, the Company provided the additional risk factors set forth below in the disclosures provided to investors in the Equity Offering. Capitalized terms used but not defined below have the meaning given such terms in the prospectus supplement related to the Equity Offering.

We may not consummate the Acquisitions, and this offering is not conditioned on the consummation of the Acquisitions.

We intend to use a portion of the net proceeds from this offering to fund the aggregate purchase price for the Acquisitions, as described under “Summary—Recent Developments.” However, we may not consummate the Acquisitions, which are subject to the satisfaction of customary closing conditions. There can be no assurance that such conditions will be satisfied or that the Acquisitions will be consummated.

This offering is not conditioned on the consummation of the Acquisitions. Therefore, upon the closing of this offering, you will become a holder of our Class A common stock regardless of whether the Acquisitions are consummated, delayed or terminated. If the Acquisitions are delayed or terminated, the price of our Class A common stock may decline to the extent that the current market price of our Class A common stock reflects a market assumption that the Acquisitions will be consummated on the terms described herein.

If the Acquisitions are not consummated, our management will have broad discretion in the application of the net proceeds from this offering and could apply the proceeds in ways that you or other stockholders may not approve, which could adversely affect the market price of our Class A common stock.

Certain federal income tax deductions currently available with respect to natural gas and oil exploration and development may be eliminated as a result of future legislation.

In recent years, legislation has been proposed that would, if enacted into law, significantly change U.S. tax laws, including certain key U.S. federal income tax provisions currently available to oil and gas companies. Such legislative proposals have included, but not been limited to: (i) the repeal of the percentage depletion allowance for oil and gas properties; (ii) the elimination of current deductions for intangible drilling and development costs; (iii) the elimination of the deduction for certain domestic production activities; and (iv) an extension of the amortization period for certain geological and geophysical expenditures. Congress could consider, and could include, some or all of these proposals as part of tax reform legislation accompanying lower federal income tax rates. Moreover, other more general features of tax reform legislation, including changes to cost recovery rules and to the deductibility of interest expense, may be developed that also would change the taxation of oil and gas companies. It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals or any similar changes in U.S. federal income tax laws could eliminate or postpone certain tax deductions that currently are available with respect to oil and gas development, or increase costs, and any such changes could have an adverse effect on our financial position, results of operations and cash flows.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	News Release, dated January 10, 2017, titled “Parsley Energy Announces Midland Basin And Delaware Basin Acquisitions and Introduces 2017 Capital Program and Operating Guidance; Expects Approximately 60% Annual Production Growth In 2017.”

99.2	News Release, dated January 10, 2017, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2017

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated January 10, 2017, titled “Parsley Energy Announces Midland Basin And Delaware Basin Acquisitions and Introduces 2017 Capital Program and Operating Guidance; Expects Approximately 60% Annual Production Growth In 2017.”

99.2	News Release, dated January 10, 2017, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

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